Exhibit 99.1

Second Quarter 2024 Earnings Results Media Relations: Tony Fratto 212-902-5400 Investor Relations: Jehan Ilahi 212-902-0300
The Goldman Sachs Group, Inc. 200 West Street | New York, NY 10282

Second Quarter 2024 Earnings Results

Goldman Sachs Reports Second Quarter Earnings Per Common Share of $8.62 and Increases the Quarterly Dividend to $3.00 Per Common Share in the Third Quarter

“We are pleased with our solid second quarter results and our overall performance in the first half of the year, reflecting strong year-on-year growth in both Global Banking & Markets and Asset & Wealth Management. Our One Goldman Sachs operating approach is allowing us to bring the whole firm to our clients, deepening our relationships and serving them in an improving, but complex environment.”

- David Solomon, Chairman and Chief Executive Officer

Financial Summary

Net Revenues	Net Earnings	EPS
2Q24 $12.73 billion	2Q24 $3.04 billion	2Q24 $8.62
2Q24 YTD $26.94 billion	2Q24 YTD $7.18 billion	2Q24 YTD $20.21

Annualized ROE[1]	Annualized ROTE[1]	Book Value Per Share
2Q24 10.9%	2Q24 11.6%	2Q24 $327.13
2Q24 YTD 12.8%	2Q24 YTD 13.8%	YTD Growth 4.3%

NEW YORK, July 15, 2024 – The Goldman Sachs Group, Inc. (NYSE: GS) today reported net revenues of $12.73 billion and net earnings of $3.04 billion for the second quarter ended June 30, 2024. Net revenues were $26.94 billion and net earnings were $7.18 billion for the first half of 2024.

Diluted earnings per common share (EPS) was $8.62 for the second quarter of 2024 compared with $3.08 for the second quarter of 2023 and $11.58 for the first quarter of 2024, and was $20.21 for the first half of 2024 compared with $11.91 for the first half of 2023.

Annualized return on average common shareholders’ equity (ROE)1 was 10.9% for the second quarter of 2024 and 12.8% for the first half of 2024. Annualized return on average tangible common shareholders’ equity (ROTE)1 was 11.6% for the second quarter of 2024 and 13.8% for the first half of 2024.

Goldman Sachs Reports

Second Quarter 2024 Earnings Results

Quarterly Highlights

◾

Global Banking & Markets generated quarterly net revenues of $8.18 billion, driven by strong performance in Equities. Second highest quarterly net revenues in Equities financing and in Fixed Income, Currency and Commodities (FICC) financing.

◾	The firm ranked #1 in worldwide announced and completed mergers and acquisitions for the year-to-date.[2]

◾	Asset & Wealth Management generated quarterly net revenues of $3.88 billion, including record quarterly Management and other fees.

◾	Assets under supervision[3] increased $86 billion during the quarter to a record $2.93 trillion.

◾	Book value per common share increased by 1.9% during the quarter to $327.13.

◾	On July 12, 2024, the Board of Directors of The Goldman Sachs Group, Inc. approved a 9% increase in the quarterly dividend to $3.00 per common share beginning in the third quarter of 2024.

Net Revenues

Net revenues were $12.73 billion for the second quarter of 2024, 17% higher than the second quarter of 2023 and 10% lower than the first quarter of 2024. The increase compared with the second quarter of 2023 reflected higher net revenues in Global Banking & Markets and Asset & Wealth Management.

Net Revenues
$12.73 billion

Goldman Sachs Reports

Second Quarter 2024 Earnings Results

Global Banking & Markets

Net revenues in Global Banking & Markets were $8.18 billion for the second quarter of 2024, 14% higher than the second quarter of 2023 and 16% lower than the first quarter of 2024.

Investment banking fees were $1.73 billion, 21% higher than the second quarter of 2023, reflecting significantly higher net revenues in Debt underwriting, primarily driven by leveraged finance activity, higher net revenues in Equity underwriting, primarily from convertible and initial public offerings, and slightly higher net revenues in Advisory. The firm’s Investment banking fees backlog[3] increased significantly compared with the end of the first quarter of 2024 and increased slightly compared with the end of 2023.

Net revenues in FICC were $3.18 billion, 17% higher than the second quarter of 2023, reflecting higher net revenues in FICC intermediation (due to significantly higher net revenues in interest rate products and currencies and higher net revenues in mortgages, partially offset by significantly lower net revenues in commodities and lower net revenues in credit products) and significantly higher net revenues in FICC financing (driven by mortgages and structured lending).

Net revenues in Equities were $3.17 billion, 7% higher than the second quarter of 2023, reflecting higher net revenues in Equities intermediation, driven by significantly higher net revenues in derivatives, partially offset by lower net revenues in cash products. Net revenues in Equities financing were slightly lower, reflecting significantly lower net revenues from portfolio financing, largely offset by significantly higher net revenues from prime financing.

Net revenues in Other were $102 million for the second quarter of 2024, compared with $81 million for the second quarter of 2023.

Global Banking & Markets
$8.18 billion
Advisory	$ 688 million
Equity underwriting	$ 423 million
Debt underwriting	$ 622 million
Investment banking fees	$ 1.73 billion
FICC intermediation	$ 2.33 billion
FICC financing	$ 850 million
FICC	$ 3.18 billion
Equities intermediation	$ 1.79 billion
Equities financing	$ 1.38 billion
Equities	$ 3.17 billion
Other	$ 102 million

Asset & Wealth Management

Net revenues in Asset & Wealth Management were $3.88 billion for the second quarter of 2024, 27% higher than the second quarter of 2023 and 2% higher than the first quarter of 2024. The increase compared with the second quarter of 2023 reflected net gains in Equity investments compared with net losses in the prior year period, higher Management and other fees and higher net revenues in Debt investments, partially offset by lower net revenues in Private banking and lending.

The increase in Equity investments net revenues primarily reflected net gains from real estate investments compared with significant net losses in the prior year period. The increase in Management and other fees primarily reflected the impact of higher average assets under supervision. Debt investments net revenues were higher, reflecting significantly lower net losses from real estate investments, partially offset by significantly lower net interest income due to a reduction in the Debt investments balance sheet. The decrease in Private banking and lending net revenues reflected the impact of the sale of the Marcus loans portfolio in 2023 (including a gain of approximately $100 million related to the sale of substantially all of the remaining Marcus loans portfolio in the second quarter of 2023).

Asset & Wealth Management
$3.88 billion
Management and other fees	$ 2.54 billion
Incentive fees	$ 46 million
Private banking and lending	$ 707 million
Equity investments	$ 292 million
Debt investments	$ 297 million

Goldman Sachs Reports

Second Quarter 2024 Earnings Results

Platform Solutions

Net revenues in Platform Solutions were $669 million for the second quarter of 2024, 2% higher than the second quarter of 2023 and 4% lower than the first quarter of 2024.

Consumer platforms net revenues were slightly higher compared with the second quarter of 2023, reflecting higher average credit card balances and higher average deposit balances, largely offset by the impact of the sale of GreenSky in the first quarter of 2024. Transaction banking and other net revenues were lower, reflecting lower average deposit balances.

Platform Solutions
$669 million
Consumer platforms	$599 million
Transaction banking and other	$ 70 million

Provision for Credit Losses

Provision for credit losses was $282 million for the second quarter of 2024, compared with $615 million for the second quarter of 2023 and $318 million for the first quarter of 2024. Provisions for the second quarter of 2024 reflected net provisions related to the credit card portfolio (driven by net charge-offs). Provisions for the second quarter of 2023 reflected net provisions related to the credit card and point-of-sale loan portfolios (driven by net charge-offs and growth) and wholesale loans (driven by impairments), partially offset by a reserve reduction related to the repayment of a term deposit with First Republic Bank.

Provision for Credit Losses
$282 million

Operating Expenses

Operating expenses were $8.53 billion for the second quarter of 2024, essentially unchanged compared with both the second quarter of 2023 and the first quarter of 2024. The firm’s efficiency ratio[3] was 63.8% for the first half of 2024, compared with 73.3% for the first half of 2023.

Operating expenses, compared with the second quarter of 2023, reflected decreases driven by an impairment of goodwill related to Consumer platforms in the prior year period and significantly lower impairments related to consolidated real estate investments (both in depreciation and amortization), offset by increases from higher compensation and benefits expenses (reflecting improved operating performance) and higher transaction based expenses.

Net provisions for litigation and regulatory proceedings were $104 million for the second quarter of 2024 compared with $19 million for the second quarter of 2023.

Headcount was essentially unchanged compared with the end of the first quarter of 2024.

Operating Expenses
$8.53 billion

YTD Efficiency Ratio
63.8%

Goldman Sachs Reports

Second Quarter 2024 Earnings Results

Provision for Taxes

The effective income tax rate for the first half of 2024 was 21.6%, up from 21.1% for the first quarter of 2024, primarily due to a decrease in the impact of permanent tax benefits.	YTD Effective Tax Rate
21.6%

Other Matters

◾ On July 12, 2024, the Board of Directors of The Goldman Sachs Group, Inc. increased the quarterly dividend to $3.00 per common share from $2.75 per common share. The dividend will be paid on September 27, 2024 to common shareholders of record on August 30, 2024.

◾ During the quarter, the firm returned $4.43 billion of capital to common shareholders, including $3.50 billion of common share repurchases (8.0 million shares at an average cost of $437.57) and $929 million of common stock dividends.[3]

◾ Global core liquid assets[3] averaged $424 billion for the second quarter of 2024, compared with an average of $423 billion for the first quarter of 2024.

Declared Quarterly Dividend Per Common Share
$3.00

Common Share Repurchases
8.0 million shares for $3.50 billion

Average GCLA
$424 billion

Goldman Sachs Reports

Second Quarter 2024 Earnings Results

The Goldman Sachs Group, Inc. is a leading global financial institution that delivers a broad range of financial services to a large and diversified client base that includes corporations, financial institutions, governments and individuals. Founded in 1869, the firm is headquartered in New York and maintains offices in all major financial centers around the world.

Cautionary Note Regarding Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995. Forward-looking statements are not historical facts or statements of current conditions, but instead represent only the firm’s beliefs regarding future events, many of which, by their nature, are inherently uncertain and outside of the firm’s control. It is possible that the firm’s actual results, financial condition and liquidity may differ, possibly materially, from the anticipated results, financial condition and liquidity in these forward-looking statements. For information about some of the risks and important factors that could affect the firm’s future results, financial condition and liquidity, see “Risk Factors” in Part I, Item 1A of the firm’s Annual Report on Form 10-K for the year ended December 31, 2023.

Information regarding the firm’s assets under supervision, capital ratios, risk-weighted assets, supplementary leverage ratio, balance sheet data, global core liquid assets and VaR consists of preliminary estimates. These estimates are forward-looking statements and are subject to change, possibly materially, as the firm completes its financial statements.

Statements about the firm’s Investment banking fees backlog and future results also may constitute forward-looking statements. Such statements are subject to the risk that transactions may be modified or may not be completed at all, and related net revenues may not be realized or may be materially less than expected. Important factors that could have such a result include, for underwriting transactions, a decline or weakness in general economic conditions, an outbreak or worsening of hostilities, including those in Ukraine and the Middle East, volatility in the securities markets or an adverse development with respect to the issuer of the securities and, for financial advisory transactions, a decline in the securities markets, an inability to obtain adequate financing, an adverse development with respect to a party to the transaction or a failure to obtain a required regulatory approval. For information about other important factors that could adversely affect the firm’s Investment banking fees, see “Risk Factors” in Part I, Item 1A of the firm’s Annual Report on Form 10-K for the year ended December 31, 2023.

Conference Call

A conference call to discuss the firm’s financial results, outlook and related matters will be held at 9:30 am (ET). The call will be open to the public. Members of the public who would like to listen to the conference call should dial 1-800-289-0459 (in the U.S.) or 1-323-794-2095 (outside the U.S.) passcode number 7042022. The number should be dialed at least 10 minutes prior to the start of the conference call. The conference call will also be accessible as an audio webcast through the Investor Relations section of the firm’s website, www.goldmansachs.com/investor-relations. There is no charge to access the call. For those unable to listen to the live broadcast, a replay will be available on the firm’s website beginning approximately three hours after the event. Please direct any questions regarding obtaining access to the conference call to Goldman Sachs Investor Relations, via e-mail, at gs-investor-relations@gs.com.

Goldman Sachs Reports

Second Quarter 2024 Earnings Results

The Goldman Sachs Group, Inc. and Subsidiaries

Segment Net Revenues (unaudited)

$ in millions

	THREE MONTHS ENDED			% CHANGE FROM

	JUNE 30, 2024	MARCH 31, 2024	JUNE 30, 2023	MARCH 31, 2024	JUNE 30, 2023
GLOBAL BANKING & MARKETS
Advisory	$ 688	$ 1,011	$ 645	(32) %	7%
Equity underwriting	423	370	338	14	25
Debt underwriting	622	699	448	(11)	39
Investment banking fees	1,733	2,080	1,431	(17)	21

FICC intermediation	2,330	3,471	2,089	(33)	12
FICC financing	850	852	622	–	37
FICC	3,180	4,323	2,711	(26)	17

Equities intermediation	1,786	1,989	1,533	(10)	17
Equities financing	1,383	1,322	1,433	5	(3)
Equities	3,169	3,311	2,966	(4)	7

Other	102	12	81	750	26
Net revenues	8,184	9,726	7,189	(16)	14

ASSET & WEALTH MANAGEMENT
Management and other fees	2,536	2,452	2,354	3	8
Incentive fees	46	88	25	(48)	84
Private banking and lending	707	682	874	4	(19)
Equity investments	292	222	(403)	32	N.M.
Debt investments	297	345	197	(14)	51
Net revenues	3,878	3,789	3,047	2	27

PLATFORM SOLUTIONS
Consumer platforms	599	618	577	(3)	4
Transaction banking and other	70	80	82	(13)	(15)
Net revenues	669	698	659	(4)	2

Total net revenues	$ 12,731	$ 14,213	$ 10,895	(10)	17
Geographic Net Revenues (unaudited)[3]
$ in millions

	THREE MONTHS ENDED

	JUNE 30, 2024	MARCH 31, 2024	JUNE 30, 2023
Americas	$ 8,125	$ 9,181	$ 6,801
EMEA	2,931	3,470	2,868
Asia	1,675	1,562	1,226
Total net revenues	$ 12,731	$ 14,213	$ 10,895

Americas	64%	65%	63%
EMEA	23%	24%	26%
Asia	13%	11%	11%
Total	100%	100%	100%

Goldman Sachs Reports

Second Quarter 2024 Earnings Results

The Goldman Sachs Group, Inc. and Subsidiaries

Segment Net Revenues (unaudited)

$ in millions

	SIX MONTHS ENDED		% CHANGE FROM

	JUNE 30, 2024	JUNE 30, 2023	JUNE 30, 2023
GLOBAL BANKING & MARKETS
Advisory	$ 1,699	$ 1,463	16%
Equity underwriting	793	593	34
Debt underwriting	1,321	954	38
Investment banking fees	3,813	3,010	27

FICC intermediation	5,801	5,369	8
FICC financing	1,702	1,273	34
FICC	7,503	6,642	13

Equities intermediation	3,775	3,274	15
Equities financing	2,705	2,707	–
Equities	6,480	5,981	8

Other	114	–	N.M.
Net revenues	17,910	15,633	15

ASSET & WEALTH MANAGEMENT
Management and other fees	4,988	4,636	8
Incentive fees	134	78	72
Private banking and lending	1,389	1,228	13
Equity investments	514	(284)	N.M.
Debt investments	642	605	6
Net revenues	7,667	6,263	22

PLATFORM SOLUTIONS
Consumer platforms	1,217	1,067	14
Transaction banking and other	150	156	(4)
Net revenues	1,367	1,223	12

Total net revenues	$ 26,944	$ 23,119	17
Geographic Net Revenues (unaudited)[3] $ in millions

	SIX MONTHS ENDED

	JUNE 30, 2024	JUNE 30, 2023
Americas	$ 17,306	$ 13,995
EMEA	6,401	6,452
Asia	3,237	2,672
Total net revenues	$ 26,944	$ 23,119

Americas	64%	60%
EMEA	24%	28%
Asia	12%	12%
Total	100%	100%

Goldman Sachs Reports

Second Quarter 2024 Earnings Results

The Goldman Sachs Group, Inc. and Subsidiaries

Consolidated Statements of Earnings (unaudited)

In millions, except per share amounts and headcount

	THREE MONTHS ENDED			% CHANGE FROM

	JUNE 30, 2024	MARCH 31, 2024	JUNE 30, 2023	MARCH 31, 2024	JUNE 30, 2023
REVENUES
Investment banking	$ 1,733	$ 2,085	$ 1,432	(17) %	21%
Investment management	2,533	2,491	2,356	2	8
Commissions and fees	1,051	1,077	893	(2)	18
Market making	4,225	5,992	4,351	(29)	(3)
Other principal transactions	947	960	179	(1)	429
Total non-interest revenues	10,489	12,605	9,211	(17)	14

Interest income	20,440	19,555	16,836	5	21
Interest expense	18,198	17,947	15,152	1	20
Net interest income	2,242	1,608	1,684	39	33

Total net revenues	12,731	14,213	10,895	(10)	17

Provision for credit losses	282	318	615	(11)	(54)

OPERATING EXPENSES
Compensation and benefits	4,240	4,585	3,619	(8)	17
Transaction based	1,654	1,497	1,385	10	19
Market development	153	153	146	–	5
Communications and technology	500	470	482	6	4
Depreciation and amortization	646	627	1,594	3	(59)
Occupancy	244	247	253	(1)	(4)
Professional fees	393	384	392	2	–
Other expenses	703	695	673	1	4
Total operating expenses	8,533	8,658	8,544	(1)	–

Pre-tax earnings	3,916	5,237	1,736	(25)	126
Provision for taxes	873	1,105	520	(21)	68

Net earnings	3,043	4,132	1,216	(26)	150

Preferred stock dividends	152	201	145	(24)	5
Net earnings applicable to common shareholders	$ 2,891	$ 3,931	$ 1,071	(26)	170

EARNINGS PER COMMON SHARE
Basic[3]	$ 8.73	$ 11.67	$ 3.09	(25) %	183%
Diluted	$ 8.62	$ 11.58	$ 3.08	(26)	180

AVERAGE COMMON SHARES
Basic	329.8	335.6	342.3	(2)	(4)
Diluted	335.5	339.5	347.2	(1)	(3)

SELECTED DATA AT PERIOD-END
Common shareholders’ equity	$ 106,710	$ 107,343	$ 105,790	(1)	1
Basic shares[3]	326.2	334.3	342.0	(2)	(5)
Book value per common share	$ 327.13	$ 321.10	$ 309.33	2	6

Headcount	44,300	44,400	44,600	–	(1)

Goldman Sachs Reports

Second Quarter 2024 Earnings Results

The Goldman Sachs Group, Inc. and Subsidiaries

Consolidated Statements of Earnings (unaudited)

In millions, except per share amounts

	SIX MONTHS ENDED		% CHANGE FROM

	JUNE 30, 2024	JUNE 30, 2023	JUNE 30, 2023
REVENUES
Investment banking	$ 3,818	$ 3,010	27%
Investment management	5,024	4,645	8
Commissions and fees	2,128	1,981	7
Market making	10,217	9,784	4
Other principal transactions	1,907	234	715
Total non-interest revenues	23,094	19,654	18

Interest income	39,995	31,774	26
Interest expense	36,145	28,309	28
Net interest income	3,850	3,465	11

Total net revenues	26,944	23,119	17

Provision for credit losses	600	444	35

OPERATING EXPENSES
Compensation and benefits	8,825	7,709	14
Transaction based	3,151	2,790	13
Market development	306	318	(4)
Communications and technology	970	948	2
Depreciation and amortization	1,273	2,564	(50)
Occupancy	491	518	(5)
Professional fees	777	775	-
Other expenses	1,398	1,324	6
Total operating expenses	17,191	16,946	1

Pre-tax earnings	9,153	5,729	60
Provision for taxes	1,978	1,279	55
Net earnings	7,175	4,450	61
Preferred stock dividends	353	292	21

Net earnings applicable to common shareholders	$ 6,822	$ 4,158	64

EARNINGS PER COMMON SHARE
Basic[3]	$ 20.44	$ 12.00	70%
Diluted	$ 20.21	$ 11.91	70

AVERAGE COMMON SHARES
Basic	332.6	344.4	(3)
Diluted	337.5	349.2	(3)

Goldman Sachs Reports

Second Quarter 2024 Earnings Results

The Goldman Sachs Group, Inc. and Subsidiaries

Condensed Consolidated Balance Sheets (unaudited)3

$ in billions

	AS OF

	JUNE 30, 2024	MARCH 31, 2024
ASSETS
Cash and cash equivalents	$ 206	$ 209
Collateralized agreements	403	447
Customer and other receivables	142	160
Trading assets	522	508
Investments	161	155
Loans	184	184
Other assets	35	35
Total assets	$ 1,653	$ 1,698

LIABILITIES AND SHAREHOLDERS’ EQUITY
Deposits	$ 433	$ 441
Collateralized financings	325	349
Customer and other payables	243	257
Trading liabilities	200	201
Unsecured short-term borrowings	77	78
Unsecured long-term borrowings	235	234
Other liabilities	21	20
Total liabilities	1,534	1,580
Shareholders’ equity	119	118
Total liabilities and shareholders’ equity	$ 1,653	$ 1,698
Capital Ratios and Supplementary Leverage Ratio (unaudited)[3] $ in billions

	AS OF

	JUNE 30, 2024	MARCH 31, 2024
Common equity tier 1 capital	$ 100.8	$ 101.7

STANDARDIZED CAPITAL RULES
Risk-weighted assets	$ 679	$ 695
Common equity tier 1 capital ratio	14.8%	14.6%

ADVANCED CAPITAL RULES
Risk-weighted assets	$ 640	$ 640
Common equity tier 1 capital ratio	15.7%	15.9%

SUPPLEMENTARY LEVERAGE RATIO
Supplementary leverage ratio	5.4%	5.4%
Average Daily VaR (unaudited)[3] $ in millions

	THREE MONTHS ENDED

	JUNE 30, 2024	MARCH 31, 2024
RISK CATEGORIES
Interest rates	$ 81	$ 86
Equity prices	33	29
Currency rates	30	18
Commodity prices	18	17

Diversification effect	(71)	(63)
Total	$ 91	$ 87

Goldman Sachs Reports

Second Quarter 2024 Earnings Results

The Goldman Sachs Group, Inc. and Subsidiaries

Assets Under Supervision (unaudited)3

$ in billions

	AS OF

	JUNE 30, 2024	MARCH 31, 2024	JUNE 30, 2023
ASSET CLASS
Alternative investments	$ 314	$ 296	$ 267
Equity	735	713	627
Fixed income	1,147	1,141	1,056
Total long-term AUS	2,196	2,150	1,950
Liquidity products	738	698	764
Total AUS	$ 2,934	$ 2,848	$ 2,714

	THREE MONTHS ENDED

	JUNE 30, 2024	MARCH 31, 2024	JUNE 30, 2023
Beginning balance	$ 2,848	$ 2,812	$ 2,672
Net inflows / (outflows):
Alternative investments	18	–	(1)
Equity	6	1	(3)
Fixed income	7	23	12
Total long-term AUS net inflows / (outflows)	31	24	8
Liquidity products	40	(39)	4
Total AUS net inflows / (outflows)	71	(15)	12
Acquisitions / (dispositions)	–	–	–
Net market appreciation / (depreciation)	15	51	30
Ending balance	$ 2,934	$ 2,848	$ 2,714

Goldman Sachs Reports

Second Quarter 2024 Earnings Results

Footnotes

1.

Annualized ROE is calculated by dividing annualized net earnings applicable to common shareholders by average monthly common shareholders’ equity. Annualized ROTE is calculated by dividing annualized net earnings applicable to common shareholders by average monthly tangible common shareholders’ equity (tangible common shareholders’ equity is calculated as total shareholders’ equity less preferred stock, goodwill and identifiable intangible assets). Management believes that ROTE is meaningful because it measures the performance of businesses consistently, whether they were acquired or developed internally, and that tangible common shareholders’ equity is meaningful because it is a measure that the firm and investors use to assess capital adequacy. ROTE and tangible common shareholders’ equity are non-GAAP measures and may not be comparable to similar non-GAAP measures used by other companies.

The table below presents a reconciliation of average common shareholders’ equity to average tangible common shareholders’ equity:

	AVERAGE FOR THE

Unaudited, $ in millions	THREE MONTHS ENDED JUNE 30, 2024	SIX MONTHS ENDED JUNE 30, 2024
Total shareholders’ equity	$ 118,842	$ 118,056
Preferred stock	(12,366)	(11,867)
Common shareholders’ equity	106,476	106,189
Goodwill	(5,895)	(5,899)
Identifiable intangible assets	(1,006)	(1,071)
Tangible common shareholders’ equity	$ 99,575	$ 99,219

2.	Dealogic – January 1, 2024 through June 30, 2024.

3.

For information about the following items, see the referenced sections in Part I, Item 2 “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in the firm’s Quarterly Report on Form 10-Q for the period ended March 31, 2024: (i) Investment banking fees backlog – see “Results of Operations – Global Banking & Markets,” (ii) assets under supervision – see “Results of Operations – Asset & Wealth Management – Assets Under Supervision,” (iii) efficiency ratio – see “Results of Operations – Operating Expenses,” (iv) share repurchase program – see “Capital Management and Regulatory Capital – Capital Management,” (v) global core liquid assets – see “Risk Management – Liquidity Risk Management,” (vi) basic shares – see “Balance Sheet and Funding Sources – Balance Sheet Analysis and Metrics” and (vii) VaR – see “Risk Management – Market Risk Management.”

For information about the following items, see the referenced sections in Part I, Item 1 “Financial Statements (Unaudited)” in the firm’s Quarterly Report on Form 10-Q for the period ended March 31, 2024: (i) risk-based capital ratios and the supplementary leverage ratio – see Note 20 “Regulation and Capital Adequacy,” (ii) geographic net revenues – see Note 25 “Business Segments” and (iii) unvested share-based awards that have non-forfeitable rights to dividends or dividend equivalents in calculating basic EPS – see Note 21 “Earnings Per Common Share.”

Represents a preliminary estimate for the second quarter of 2024 for the firm’s assets under supervision, capital ratios, risk-weighted assets, supplementary leverage ratio, balance sheet data, global core liquid assets and VaR. These may be revised in the firm’s Quarterly Report on Form 10-Q for the period ended June 30, 2024.